Exhibit 10.1

RESTRICTED STOCK AGREEMENT

(TIME VESTING)

This Restricted Stock Agreement (the “Agreement”), dated as of ____________, 20__ (the “Grant Date”), between Unitil Corporation (the “Company”) and ______________ (the “Employee”), an employee of the Group (as defined in the Plan).

WITNESSETH THAT:

WHEREAS, the Company maintains the Unitil Corporation Amended and Restated 2003 Stock Plan (the “Plan”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the grant of an Award of Restricted Stock to the Employee upon the terms and subject to the conditions of the Plan and this Agreement;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee as follows:

1. Grant of Award. As of the Grant Date, the Company grants to the Employee an Award of ___________ shares (the “Time Restricted Shares”) of the Company’s common stock, no par value (the “Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Plan. The Plan is hereby incorporated herein by reference as a part of this Agreement.

2. Representations of Employee. The Employee hereby (i) accepts the award of the Time Restricted Shares described in paragraph 1; (ii) agrees that the Time Restricted Shares will be held by the Employee and the Employee’s successors, assigns and heirs subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in this Agreement; (iii) represents that the Employee is acquiring the Time Restricted Shares for investment and not with a view to or for resale or distribution thereof; and (iv) agrees that any certificates issued for the Time Restricted Shares may bear the following legend or such other legend as the Company, from time to time, deems appropriate:

“The transfer of the Shares represented by this certificate is restricted by the terms of a Restricted Stock Agreement dated as of __________, 20__, a copy of which is on file at the Company’s principal office; no transfer of the Shares represented by this certificate shall be valid or effective until the conditions with respect to such transfer contained in the Agreement have been met.”

3. Vesting. 25% of the Time Restricted Shares shall become fully vested and nonforfeitable on each of ________, 20__, ________, 20__, ________, 20__, and ________, 20__, provided the Employee still is, and since the date of this Agreement has continuously been, employed by the Company as of such dates. In addition, upon the Employee’s termination of employment with the Company solely on account of death, Retirement or Disability, the Time Restricted Shares shall become fully vested and nonforfeitable. For purposes of this Agreement, “Retirement” means termination of employment with the Group (i) on or after age 55 with at least 15 years of employment with the Group or (ii) on or after age 65 with at least five years of employment with the Group.

4. Restrictions. The Employee may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Time Restricted Shares, or any interest therein, and the Time Restricted Shares shall be subject to forfeiture, until the Employee’s rights in such Shares have vested in accordance with this Agreement (the period of time until the Time Restricted Shares have vested is referred to as the “Period of Restriction”). Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement will be void and of no effect.

5. Voting and Dividends. Except as provided in this paragraph, with respect to the Time Restricted Shares, the Employee shall have all of the rights of a shareholder of the Company, including the right to vote the Time Restricted Shares during the Period of Restriction. Any cash dividends paid on any Time Restricted Shares during the Period of Restriction shall not be contingent upon vesting of the Time Restricted Shares to which they relate. In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid on any Time Restricted Shares during the Period of Restriction, such non-cash dividends or other distributions payable to the Employee shall be retained by the Company and not delivered to the Employee until such time, if any, as the Period of Restriction on the shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares become fully vested and not subject to forfeiture to the Company. Such non-cash dividends or distributions with respect to the Time Restricted Shares shall be paid to the Employee upon the lapse of the restrictions or retained by the Company in the event the Time Restricted Shares on which such non-cash dividends or other distributions were paid are forfeited and returned to the Company. Any Shares issued pursuant to Section 4.2 of the Plan with respect to the Time Restricted Shares shall be treated as additional Time Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Time Restricted Shares with respect to which such Shares are issued.

6. Forfeiture. Upon termination of employment with the Company for any reason except death, Retirement or Disability, the Employee shall forfeit all unvested Time Restricted Shares, and shall not receive any compensation for such forfeited Time Restricted Shares. The Employee shall have no further rights as a shareholder of the Company with respect to forfeited Time Restricted Shares under this Agreement, including, without limitation, any right to receive any distribution payable to shareholders of record on or after the date of such forfeiture.

7. Registration and Stock Power. As soon as practicable after the date of this Agreement, the Company shall issue the Time Restricted Shares (in certificated or uncertificated form), which shall be registered in the Employee’s name and shall bear whatever legend the Committee shall determine, including, but not limited to, the legend set forth in paragraph 2. The Employee shall execute appropriate stock powers in blank and such other documents as the Company shall prescribe.

8. Withholding and Notification of Section 83(b) Election. The Company shall have the right to deduct or withhold, or require the Employee to remit to the Company, an amount in cash (or in Shares, subject to Section 15.2 of the Plan) sufficient to cover any tax, including any Federal, state or local income or employment tax, required to be withheld or otherwise deducted and paid with respect to the Time Restricted Shares or the vesting thereof. The Employee agrees to notify the Company if the Employee makes the election provided for in Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Time Restricted Shares.

9. No Right to Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Group or shall interfere with or restrict in any way the rights of the Group to terminate the Employee’s employment.

10. Additional Restrictions Applicable to Public Offering. In the event that the Company files a registration statement under the Securities Act of 1933 with respect to an underwritten public offering of any Shares, the Company (or a representative of the underwriters in such offering) may require that the Employee not sell or otherwise transfer or dispose of any Shares during a period (not to exceed 180 days) following the effective date of such registration statement (the “Lock-Up Restrictions”). At the Company’s request, the Employee shall execute and deliver to the Company and such representative of the underwriters an agreement in customary form relating to the Lock-Up Restrictions.

11. Amendment. This Agreement may be amended or supplemented at any time by the mutual written consent of the parties hereto.

12. Governing Law; Forum. The laws of the State of New Hampshire shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws. Each of the Company and the Employee irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state or federal courts of the State of New Hampshire, and any appellate court from any thereof. Each of the Company and the Employee irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each of the Company and the Employee agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

14. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices at 6 Liberty Lane West, Hampton, NH 03842-1720, attention: Corporate Secretary, and if to the Employee or the Employee’s successors, assigns or heirs, to the address last furnished by the Employee to the Group. Each notice and communication shall be deemed to have been given when received by the Company or the Employee.

15. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

16. Titles and Defined Terms. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The singular shall include the plural, when the context so indicates. Unless otherwise defined or indicated in this Agreement, terms with initial capital letters shall have the meanings given to them in the Plan.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Agreement as of the day and year first above written.

UNITIL CORPORATION

By:
Name:
Title:

EMPLOYEE

By:
Name:

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